Exhibit 99.2

DTC DTC.com DTC B&M y/y U.S. LAAP EMEA SG&A EPS bps direct-to-consumer DTC e-commerce DTC brick & mortar year-over-year United States Latin America and Asia Pacific Europe, Middle East and Africa selling, general & administrative earnings per share basis points “+” or “up” “-” or “down” LSD% MSD% HSD% LDD% low-20% mid-30% high-40% increased decreased low-single-digit percent mid-single-digit percent high-single-digit percent low-double-digit percent low-twenties percent mid-thirties percent high-forties percent “$##M” “$##B” c.c. M&A FX ~ H1 Q1 in millions of U.S. dollars in billions of U.S. dollars constant-currency mergers & acquisitions foreign exchange approximately first half first quarter

• • • • •

• • •

• • • • •

• • • • • • • • • •

Gross Margin contraction primarily reflects: Headwinds • Other: supply chain capacity constraints resulting in higher inbound freight costs • Other: unfavorable year-over-year changes in inventory provisions • Channel & Region Mix: regional net sales shifts • Channel Profitability: lower wholesale margins driven by higher footwear sales mix and input cost pressure partially offset by price increases and a higher proportion of full price vs. off price sales Tailwinds • Channel Profitability: higher DTC product margins driven by lower promotional levels partially offset by input cost pressure

• • • •

• • • • • • • • • • • • • • • • • • • •

• • • • • • • • • • • • • • • • •

Exhibit 99.2

Columbia Sportswear Company

CFO Commentary and Financial Review

First Quarter 2022

April 28, 2022



FORWARD-LOOKING STATEMENTS

This presentation does not constitute an offer or invitation for the sale or purchase of securities and has been prepared solely for informational purposes.

This presentation contains forward-looking statements within the meaning of the federal securities laws regarding Columbia Sportswear Company's business opportunities and anticipated results of operations. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Unless the context indicates otherwise, the terms “we,” “us,” “our,” “the Company,” and “Columbia” refer to Columbia Sportswear Company, together with its wholly owned subsidiaries and entities in which it maintains a controlling financial interest.

The Company's expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis; however, each forward-looking statement involves a number of risks and uncertainties, including those set forth in this document, those described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading “Risk Factors,” and those that have been or may be described in other reports filed by the Company, including reports on Form 8-K. Potential risks and uncertainties include those relating to the impact of the COVID-19 pandemic on our operations; economic conditions, including inflationary pressures; supply chain disruptions, constraints and expenses; labor shortages; changes in consumer behavior and confidence; as well as geopolitical tensions. The Company cautions that forward-looking statements are inherently less reliable than historical information.

New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this presentation. Nothing in this presentation should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake any duty to update any of the forward-looking statements after the date of this document to conform the forward-looking statements to actual results or to changes in our expectations.

REFERENCES TO NON-GAAP FINANCIAL INFORMATION

Since Columbia Sportswear Company is a global company, the comparability of its operating results reported in U.S. dollars is affected by foreign currency exchange rate fluctuations because the underlying currencies in which it transacts change in value over time compared to the U.S. dollar. To supplement financial information reported in accordance with GAAP, the Company discloses constant-currency net sales information, which is a non-GAAP financial measure, to provide a framework to assess how the business performed excluding the effects of changes in the exchange rates used to translate net sales generated in foreign currencies into U.S. dollars. The Company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into U.S. dollars at the average exchange rates that were in effect during the comparable period of the prior year. Management believes that this non-GAAP financial measure reflects an additional and useful way of viewing an aspect of our operations that, when viewed in conjunction with our GAAP results, provides a more comprehensive understanding of our business and operations.

Free cash flow is a non-GAAP financial measure. Free cash flow is calculated by reducing net cash flow provided by operating activities by capital expenditures. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders and acquisitions after making the capital investments required to support ongoing business operations and long-term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures. Management uses free cash flow as a measure to assess both business performance and overall liquidity.

Non-GAAP financial measures, including constant-currency net sales and free cash flow, should be viewed in addition to, and not in lieu of or superior to, our financial measures calculated in accordance with GAAP. The Company provides a reconciliation of non-GAAP measures to the most directly comparable financial measure calculated in accordance with GAAP in the back of this presentation in the "Appendix". The non-GAAP financial measures and constant-currency information presented may not be comparable to similarly titled measures reported by other companies.

GLOSSARY OF PRESENTATION TERMINOLOGY

DTC	direct-to-consumer	"+" or "up"	increased	"$##M"	in millions of U.S. dollars
DTC.com	DTC e-commerce	"-" or "down"	decreased	"$##B"	in billions of U.S. dollars
DTC B&M	DTC brick & mortar	LSD%	low-single-digit percent	c.c.	constant-currency
y/y	year-over-year	MSD%	mid-single-digit percent	M&A	mergers & acquisitions
U.S.	United States	HSD%	high-single-digit percent	FX	foreign exchange
LAAP	Latin America and Asia Pacific	LDD%	low-double-digit percent	~	approximately
EMEA	Europe, Middle East and Africa	low-20%	low-twenties percent	H1	first half
SG&A	selling, general & administrative	mid-30%	mid-thirties percent	Q1	first quarter
EPS	earnings per share	high-40%	high-forties percent		
bps	basis points				





300

WE CONNECT ACTIVE PEOPLE WITH THEIR PASSIONS

Columbia

SOREL

MOUNTAIN HARD WEAR

prAna






STRATEGIC PRIORITIES

We are committed to driving sustainable and profitable long-term growth and investing in our strategic priorities to:

DRIVE BRAND AWARENESS AND SALES GROWTH THROUGH INCREASED, FOCUSED **DEMAND CREATION** INVESTMENTS

ENHANCE **CONSUMER EXPERIENCE** AND **DIGITAL CAPABILITIES** IN ALL OF OUR CHANNELS AND GEOGRAPHIES

EXPAND AND IMPROVE **GLOBAL DTC** OPERATIONS WITH SUPPORTING PROCESSES AND SYSTEMS

INVEST IN OUR **PEOPLE** AND OPTIMIZE OUR ORGANIZATION ACROSS OUR PORTFOLIO OF BRANDS

CAPITAL ALLOCATION PRIORITIES

Our goal is to maintain our strong balance sheet and disciplined approach to capital allocation.

Dependent upon market conditions and our strategic priorities, our capital allocation approach includes:

INVEST IN ORGANIC GROWTH OPPORTUNITIES

TO DRIVE LONG-TERM PROFITABLE GROWTH

RETURN AT LEAST 40% OF FREE CASH FLOW TO SHAREHOLDERS

THROUGH DIVIDENDS AND SHARE REPURCHASES

OPPORTUNISTIC M&A



Q1'22 KEY HIGHLIGHTS

Q1'22 FINANCIAL RESULTS COMPARED TO Q1'21

Net Sales	Gross Margin	Operating Margin	Diluted EPS
$762M	49.7%	11.0%	$1.03
+22%	-170 bps	-30 bps	+23%

Q1'22 Highlights:

- Record net sales driven by strong consumer demand and shipment of higher Spring '22 orders. Growth was broad based across all brands, channels and geographies.
- Favorable gross margin and lower-than-expected SG&A expenses resulted in better-than-planned earnings.
- Exited quarter with $610.3M in cash and short-term investments and no borrowings.
- The Company repurchased $217.3M of common stock in the first three months of 2022.
- On April 22, 2022, the Board of Directors authorized a $500M increase to the Company's share repurchase authorization.

Q1'22 ACTUAL VS LAST YEAR

(dollars in millions, except per share amounts)

	Q1'22	Q1'21	Change
Net sales	$761.5	$625.6	+22%
Gross margin	49.7%	51.4%	-170 bps
SG&A percent of net sales	39.3%	40.7%	-140 bps
Operating income	$83.7	$70.5	+19%
Operating margin	11.0%	11.3%	-30 bps
Net income	$66.8	$55.9	+20%
Diluted EPS	$1.03	$0.84	+23%

Commentary on factors impacting Q1'22 financial results:

- Y/Y net sales growth reflects shipment of higher Spring '22 wholesale orders and DTC growth, partially constrained by supply chain disruptions that resulted in lower-than-expected wholesale shipments, particularly in the U.S.
- Gross margin decline primarily reflects increased inbound freight costs, unfavorable year-over-year changes in inventory provisions, unfavorable regional sales mix, and lower wholesale product margins, partially offset by higher DTC product margins.
- SG&A leverage primarily driven by higher net sales growth relative to expense growth.

Q1'22 NET SALES OVERVIEW

Q1'22 NET SALES AND GROWTH VS. Q1'21

CATEGORY PERFORMANCE

APPAREL, ACCESSORIES & EQUIPMENT:

+21% (+22% c.c.)
$566M

FOOTWEAR:

+25% (+27% c.c.)
$196M

- Strong demand as well as improved manufacturing partner capacity contributed to footwear growth in the quarter

BRAND PERFORMANCE

Columbia
+22% (+24% c.c.)
$644M

SOREL
+37% (+38% c.c.)
$64M

prAna
+4% (+4% c.c.)
$33M

MOUNTAIN HARDWEAR
+5% (+6% c.c.)
$21M

- Columbia and SOREL growth reflects strength across all channels and favorable late season cold weather product sales
- Growth across all brands was tempered by late arrival of Spring '22 inventory

CHANNEL PERFORMANCE

WHOLESALE:

+22% (+23% c.c.)
$408M

DTC:

+22% (+24% c.c.)
$354M

- Wholesale y/y net sales growth driven by shipment of higher Spring '22 orders
- DTC B&M +22%, DTC.com +21%

Q1'22 REGIONAL NET SALES PERFORMANCE

Q1'22 NET SALES AND GROWTH VS. Q1'21


CANADA
+26% (+27% c.c.)
$43M
U.S.
+23% (+23% c.c.)
$502M
EMEA
+34% (+42% c.c.)
$95M
LAAP
+9% (+14% c.c.)
$122M

Percentage change details and primary drivers:

U.S.

- **Wholesale: up low-20%**, driven by shipment of higher Spring '22 orders and strong late season cold weather product sales, partially offset by supply chain disruptions
- **DTC: up low-20%**, DTC B&M +low-20%, DTC.com +mid-20%
- The Company had 143 stores (130 outlet; 13 branded) exiting Q1'22 vs. 132 (122 outlet; 10 branded) exiting Q1'21

LAAP

- **China: up LSD%** (flat c.c.). Performance was muted by impact of mandatory quarantines related to China's zero-Covid policy
- **Korea: up LDD%** (up high-teens% c.c.), with sales growth benefitting from favorable weather and strong consumer demand
- **LAAP distributor: up mid-60%**, driven by shipment of higher Spring '22 orders
- **Japan: up MSD%** (up mid-teens% c.c.), driven by the lapping of prior year state of emergency, as well as favorable weather

EMEA

- **Europe-direct: up high-20%** (up high-30% c.c.), driven by strong wholesale and DTC performance
- **EMEA distributor: up low-60%**, driven by shipment of higher Spring '22 orders

Canada

- **+26%** (+27% c.c.). DTC B&M performance benefited from the lapping of prior year temporary store closures

Q1'22 GROSS MARGIN BRIDGE

Q1'22 gross margin contracted -170bps y/y to 49.7%



51.4%
49.7%
Q1'21
Channel Profitability
Channel & Region Mix
FX
Other
Q1'22

Gross Margin contraction primarily reflects:

Headwinds

- **Other:** supply chain capacity constraints resulting in higher inbound freight costs
- **Other:** unfavorable year-over-year changes in inventory provisions
- **Channel & Region Mix:** regional net sales shifts
- **Channel Profitability:** lower wholesale margins driven by higher footwear sales mix and input cost pressure partially offset by price increases and a higher proportion of full price vs. off price sales

Tailwinds

- **Channel Profitability:** higher DTC product margins driven by lower promotional levels partially offset by input cost pressure

Q1'22 SG&A BRIDGE

SG&A increased 18% to $299.1M



$254.4
$299.1
Q1'21
Demand Creation
Global Retail
Personnel
Bad Debt
Other
Q1'22

Q1'22 SG&A expenses were 39.3% of net sales compared to 40.7% in Q1'21

SG&A expense growth primarily reflects expenses to support the growth of the business and investments to drive our brand-led consumer-focused strategies.

The y/y increase in SG&A expenses includes:

SG&A Expense Increases

- **Demand Creation:** higher spending with sales growth and incremental strategic investment
- **Global Retail:** higher expenses associated with sales growth and new stores
- **Personnel:** increased headcount to support business growth, annual merit increases and other wage rate increases
- **Bad Debt:** unfavorable year-over-year changes in bad debt provisions

BALANCE SHEET OVERVIEW

Balance Sheet as of March 31, 2022

Cash, Cash Equivalents and Short-term Investments

$610M

Cash, cash equivalents and short-term investments totaled $610.3M, compared to $874.6M as of March 31, 2021.

The Company had no borrowings as of March 31, 2022, or 2021.

Inventory

+36%

Inventories +36% y/y to $714.4M. The increase in inventory was primarily driven by increased purchases of Spring '22 merchandise to support sales growth. Exiting the quarter, finished goods inventories in our distribution centers increased 13%, while in-transit inventory increased 94%. Inventory at quarter-end primarily consisted of current and future season product. Aged inventories represent a manageable portion of our total inventory mix.



CASH FLOW OVERVIEW

Cash Flow for the Three Months Ended March 31, 2022

Net Cash used in Operations

-$34M

Net cash used in operating activities was $33.8M, compared to net cash provided by operating activities of $110.9M for the same period in 2021. The largest driver of the y/y reduction in operating cash flows was changes in inventory levels, which resulted in a $71.1M use of cash in Q1'22, compared to providing $25.1M in cash flow in Q1'21.

Capital Expenditures

$13M

Capital expenditures totaled $12.9M compared to $3.9M for the same period in 2021.

Share Repurchases

$217M

The Company repurchased 2,328,623 shares of common stock for an aggregate of $217.3M, at an average price per share of $93.32.

Dividend

$0.30

The Board of Directors approved a regular quarterly cash dividend of $0.30 per share, payable on June 2, 2022, to shareholders of record on May 19, 2022.



2022 FINANCIAL OUTLOOK

The Company's 2022 Financial Outlook and the underlying assumptions are forward-looking in nature, and the forward-looking statements reflect our expectations as of April 28, 2022 and are subject to significant risks and business uncertainties, including those factors described under "Forward-Looking Statements" above. These risks and uncertainties limit our ability to accurately forecast results. This outlook reflects our estimates as of April 28, 2022 regarding the impact of the COVID-19 pandemic on our operations; economic conditions, including inflationary pressures; supply chain disruptions, constraints and expenses; labor shortages; changes in consumer behavior and confidence; as well as geopolitical tensions. However, it is not possible to determine the ultimate impact on future operations, or whether other currently unanticipated direct or indirect consequences of the COVID-19 pandemic, the supply chain, or geopolitical tensions are reasonably likely to materially affect our operations. This outlook and commentary assumes no meaningful deterioration of current supply chain conditions, market conditions, geopolitical tensions or the ongoing pandemic. Projections are predicated on normal seasonal weather globally.

	2022 Financial Outlook	**Outlook compared to 2021**
Net sales	**$3.63B to $3.69B** (unchanged)	**+16% to 18%** (unchanged)
Gross margin	**approximately 50.3%** (prior ~50%)	**approximately 130 bps contraction** (prior ~160 bps contraction)
SG&A percent of net sales	**37.3% to 37.7%** (prior 37.2% to 37.5%)	**10 to 50 bps leverage** (prior 30 bps to 60 bps leverage)
Operating margin	**13.2% to 13.6%** (prior 13.0% to 13.5%)	**120 bps to 80 bps deleverage** (prior 140 bps to 90 bps deleverage)
Operating income	**$477M to $502M** (prior $472M to $498M)	**+6% to 11%** (prior +5% to 11%)
Effective income tax rate	**24.0% to 24.5%** (unchanged)	**2021 effective tax rate of 21.6%**
Net income	**$363M to $382M** (prior $359M to $379M)	**+2% to 8%** (prior +1% to 7%)
Diluted EPS	**$5.70 to $6.00** (prior $5.50 to $5.80)	**+7% to 13%** (prior +3% to 9%)

2022 FINANCIAL OUTLOOK ASSUMPTIONS

Net Sales	Anticipated net sales growth primarily reflects:
	• Inbound shipping times, port congestion and other logistics delays have elongated in-transit times resulting in delayed receipt and delivery of products. Our 2022 financial outlook incorporates our current view of the supply chain disruptions which could materially change as conditions evolve.
	• All brands are anticipated to grow in 2022, with SOREL anticipated to have the fastest growth rate.
	• All four geographic segments are anticipated to grow in 2022.
	   • Canada and U.S. are expected to drive the vast majority of full year 2022 net sales growth.
	   • LAAP region net sales growth is expected to be slower than consolidated net sales growth due to ongoing pandemic related challenges including impacts related to China's zero-Covid policy, as well as foreign currency translation effects related to the weakening of the Japanese Yen.
	   • Europe Direct net sales growth is expected to be largely offset by a decline in EMEA Distributor net sales due to the removal of any future sales to our Russia-based distributor from the financial outlook.
	• From a product category perspective, footwear is anticipated to grow mid-20% and apparel, accessories & other is anticipated to grow mid-teens%. While we have worked with our factory partners to successfully expand footwear production capacity in 2022, we will not be able to fulfill all the demand in the marketplace during the year.
	• From a channel perspective, wholesale is anticipated to grow low-20% and DTC is anticipated to grow low-teens %.
	   • DTC.com penetration as a percent of total net sales to be in line with 2021.
	   • DTC B&M sales growth includes contribution from approximately 15 new stores in North America planned for 2022.
	• The net sales outlook includes the benefit of price increases for the Spring and Fall 2022 product lines.

Gross Margin	Gross margin for our Spring and Fall 2022 product lines is expected to be unfavorably impacted by product cost inflationary pressures including raw material input and manufacturing labor costs. To offset these cost pressures, we implemented mid-single-digit percent price increases for our Spring 2022 product line and high-single-digit to low-double-digit percent price increases for our Fall 2022 product line. The effect of these price increases is expected to neutralize the impact of inflationary product cost pressures. Anticipated gross margin contraction primarily reflects: • decreased DTC product margins, primarily driven by the expected gradual return to a more normalized promotional environment compared to exceptionally low promotions in 2021; • continued elevated inbound freight costs associated with industrywide logistics capacity constraints; • unfavorable year-over-year changes in inventory provisions; and • unfavorable regional and channel mix shifts.
SG&A % of net sales	Anticipated SG&A expense growth includes: • higher personnel expenses; • increased expenses to support global DTC sales growth including new stores, wage increases and other related operations; • higher demand creation expense; • higher travel expenses; and • higher bad debt expense to align with historical trends following reduction of reserves in 2021 related to the incremental reserves established in 2020 resulting from COVID-19 pandemic related risk. The increase in SG&A contemplated in our outlook includes greater than $20M of investments to drive long-term profitable growth. Areas of investment include digital capability enhancements to drive our brand-led consumer-focused strategies as well as demand creation. Demand creation as a percent of net sales is anticipated to be 6.0 percent in 2022, compared to 5.9 percent in 2021.

2022 ASSUMPTIONS AND FIRST HALF COMMENTARY

Effective tax rate And Share Count

- The full year effective tax rate in our 2022 financial outlook is 24.0%-24.5%. The 2022 effective tax rate is anticipated to be higher than the effective tax rate from 2019-2021 as the prior years included separate discrete tax items which lowered the effective tax rate in each year. We do not anticipate any significant discrete tax items in 2022.
- The effective income tax rate may be affected by unanticipated impacts from changes in international, federal or state tax policies, changes in the Company's geographic mix of pre-tax income, other discrete events, as well as differences from our estimate of the tax benefits associated with employee equity awards and our estimate of the tax impact of various tax initiatives.
- The $5.70 to $6.00 diluted earnings per share range is based on estimated weighted average diluted shares outstanding of 63.6 million.

Foreign currency

- Foreign currency translation is expected to reduce net sales growth by approximately 120 bps.
- Foreign currency translation and transactional effects are not anticipated to have a significant impact on diluted earnings per share.

Operating cash flow and capital expenditures

- Operating cash flow is anticipated to be at least $170M. Operating cash flow is anticipated to be below prior year levels due to working capital growth to support net sales growth.
- Capital expenditures are planned to be between $80M to $100M.

First half commentary

- The Company expects low-teens% y/y net sales growth (prior high-teens to low-twenties%) in H1'22 due to the following factors:
  - The removal of any future sales to our Russia-based distributor from the financial outlook; and
  - The reduction of our China net sales forecast resulting from impacts of China's zero-Covid policy.
  - Second quarter net sales are anticipated to grow mid-single-digit% y/y.
- H1'22 gross margin is anticipated to contract approximately 200 bps y/y, compared to H1'21 (prior over 300 bps).
  - The vast majority of full year gross margin contraction is expected to occur in the first half of the year which is disproportionately impacted by higher inbound ocean freight costs.
  - Please note, H1'21 gross margin performance included higher levels of inventory provision benefit, compared to what is anticipated in H1'22.
- H1'22 SG&A expenses are expected to grow faster than net sales growth, resulting in modest SG&A deleverage.
  - Please note, H1'21 SG&A expenses included the benefit of lower bad debt provisions, compared to what is anticipated in H1'22.
- H1'22 diluted EPS is expected to be $0.93 to $1.13 (prior $0.90 to $1.10) compared to H1'21 diluted EPS of $1.44. H1'22 diluted EPS will be weighted to Q1'22, with Q2'22 expected to be roughly breakeven. Please note Q2 is typically our lowest volume sales quarter and small changes in the timing of product shipments and expenses can have a material impact on reported results.

APPENDIX



FIRST QUARTER 2022 CONSTANT-CURRENCY RECONCILIATION

COLUMBIA SPORTSWEAR COMPANY
Reconciliation of GAAP to Non-GAAP Financial Measures
Net Sales Growth - Constant-currency Basis
(Unaudited)

	Three Months Ended March 31,					
(In millions, except percentage changes)	Reported Net Sales 2022	Adjust for Foreign Currency Translation	Constant-currency Net Sales 2022[1]	Reported Net Sales 2021	Reported Net Sales % Change	Constant-currency Net Sales % Change[1]
Geographical Net Sales:						
United States	$ 501.9	$ —	$ 501.9	$ 408.6	23%	23%
Latin America and Asia Pacific	121.7	5.5	127.2	112.0	9%	14%
Europe, Middle East and Africa	94.7	5.7	100.4	70.8	34%	42%
Canada	43.2	0.1	43.3	34.2	26%	27%
Total	$ 761.5	$ 11.3	$ 772.8	$ 625.6	22%	24%
Brand Net Sales:						
Columbia	$ 643.8	$ 10.7	$ 654.5	$ 527.4	22%	24%
SOREL	63.6	0.4	64.0	46.3	37%	38%
prAna	32.7	—	32.7	31.5	4%	4%
Mountain Hardwear	21.4	0.2	21.6	20.4	5%	6%
Total	$ 761.5	$ 11.3	$ 772.8	$ 625.6	22%	24%
Product Category Net Sales:						
Apparel, Accessories and Equipment	$ 565.9	$ 7.7	$ 573.6	$ 468.9	21%	22%
Footwear	195.6	3.6	199.2	156.7	25%	27%
Total	$ 761.5	$ 11.3	$ 772.8	$ 625.6	22%	24%
Channel Net Sales:						
Wholesale	$ 408.2	$ 5.8	$ 414.0	$ 335.4	22%	23%
DTC	353.3	5.5	358.8	290.2	22%	24%
Total	$ 761.5	$ 11.3	$ 772.8	$ 625.6	22%	24%

[1] Constant-currency net sales information is a non-GAAP financial measure that excludes the effect of changes in foreign currency exchange rates against the United States dollar between comparable reporting periods. The Company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into United States dollars at the average exchange rates that were in effect during the comparable period of the prior year.

FIRST THREE MONTHS 2022 FREE CASH FLOW RECONCILIATION

COLUMBIA SPORTSWEAR COMPANY
Reconciliation of GAAP to Non-GAAP Financial Measures
Net cash used in operating activities to free cash flow
(Unaudited)

(In millions)	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Net cash provided by (used in) operating activities	$ (33.8)	$ 110.9
Capital expenditures	(12.9)	(3.9)
Free cash flow	$ (46.7)	$ 107.0